                                                                   Contacts:       Ben Moreland, CFO
                                Jay Brown, Treasurer
                                Crown Castle International Corp.
                                713-570-3000

FOR IMMEDIATE RELEASE

CROWN CASTLE INTERNATIONAL
REPORTS FIRST QUARTER 2007 RESULTS

May 2, 2007 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE:CCI) today reported results for the quarter ended March 31, 2007. On January 12, 2007, Global Signal Inc. (“Global Signal”) merged into a subsidiary of Crown Castle (“Merger”). Therefore, these reported results include the effect of the Merger from January 12, 2007 through March 31, 2007 and are compared to pre-Merger historical results of Crown Castle for prior fiscal periods.
“The first quarter was another exciting quarter at Crown Castle as we closed on our Merger with Global Signal, purchased approximately 6% of our outstanding common shares and continued to see solid performance in our core tower business,” stated John P. Kelly, President and Chief Executive Officer of Crown Castle. “After the closing of the Merger on January 12, we immediately began the integration of the Global Signal assets, as we continue to focus on delivering the level of service that our customers rank as best in the industry. We are very pleased with the pipeline of tenant applications that came with the Merger, and we are working diligently to satisfy our customers’ requests. The quick and efficient integration of the Merger is important as we are seeing a significant increase in tenant applications for our towers compared to the fourth quarter of 2006 as our customers continue to build, expand and improve their wireless networks. Further, we believe we are on track to realize Merger synergies of approximately $12 million to $15 million this year and expect the annualized run-rate of these synergies to be approximately $20 million by the fourth quarter of 2007.”

CONSOLIDATED FINANCIAL RESULTS
Site rental revenue for the first quarter of 2007 increased $137.9 million, or 85.2%, to $299.8 million from $161.9 million for the same period in the prior year. Pro forma site rental revenue growth was approximately 10.5%, comparing pro forma first quarter 2007 results to pro forma first quarter 2006 results. Site rental gross margin, defined as site rental revenue less site rental cost of operations, increased 72.2% to $193.2 million, up $81.0 million in the first quarter of 2007 from the same period in 2006. Pro forma site rental gross margin growth was approximately 9.8%, comparing pro forma first quarter 2007 results to pro forma first quarter 2006 results. Adjusted EBITDA (see definition herein) for the first quarter of 2007 increased $70.4 million, or 72.7%, to $167.3 million, up from $96.9 million for the same period in 2006.
Recurring cash flow, defined as Adjusted EBITDA less interest expense less sustaining capital expenditures, increased by 31.4% from $62.7 million in the first quarter of 2006 to $82.4 million for the first quarter of 2007, inclusive of approximately $16.4 million of additional interest expense from the $1.15 billion in borrowings in the fourth quarter 2006 and first quarter 2007 to reduce potential and actual shares outstanding. Weighted average common shares outstanding increased to 273.5 million for the first quarter of 2007, inclusive of the impact from the 98.1 million shares issued in the Merger and 17.7 million shares purchased in the first quarter, from 214.5 million for the same period in the prior year. Recurring cash flow per share, defined as recurring cash flow divided by weighted average common shares outstanding, was $0.30 in the first quarter of 2007, inclusive of the dilutive effect of additional interest expense from $1.15 billion in borrowings in the fourth quarter 2006 and the first quarter 2007 to reduce potential and actual shares outstanding, compared to $0.29 in the first quarter of 2006.
Net loss was $42.9 million for the first quarter of 2007, inclusive of a $66.6 million increase in depreciation, amortization and accretion expense, compared to a net loss of $6.7 million for the same period in 2006, inclusive of $5.7 million income from discontinued operations. Net loss after deduction of dividends on preferred stock was $48.1 million in the first quarter of 2007, compared to a loss of $11.9 million for the same period last year. First quarter 2007 net loss per share was $(0.18), compared to a net loss per share of $(0.06) in last year’s first quarter, inclusive of $0.02 income from discontinued operations.

SEGMENT RESULTS
US site rental revenue for the first quarter of 2007 increased $134.6 million, or 89.7%, to $284.8 million, compared to first quarter 2006 US site rental revenue of $150.1 million. US site rental revenue for the first quarter of 2007 benefited by approximately $3.8 million of out of run-rate items, a portion of which was expected. US site rental gross margin increased $78.9 million, or 75.3%, to $183.7 million in the first quarter of 2007 from the same period in 2006.
Australia site rental revenue for the first quarter of 2007 increased $3.3 million, or 27.9%, to $15.0 million, compared to $11.8 million in the first quarter of 2006. Australia site rental gross margin for the first quarter of 2007 increased $2.7 million, or 35.2%, to $10.3 million, compared to first quarter of 2006 Australia site rental gross margin of $7.6 million.

INVESTMENTS AND LIQUIDITY
During the first quarter of 2007, Crown Castle invested approximately $647.5 million in stock purchases and capital expenditures. Capital expenditures was comprised of $2.8 million of sustaining capital expenditures and $44.3 million of revenue generating capital expenditures, of which $26.0 million was spent on land purchases, $11.0 million on existing sites, and $7.3 million on the construction of new sites. Also, during the first quarter of 2007, Crown Castle purchased 17.7 million of its common shares using approximately $600 million in cash, reducing Crown Castle’s post-Merger common shares outstanding by approximately 6%. Common shares outstanding at March 31, 2007 were 281.6 million.
“We continue our focus on growing long-term recurring cash flow per share,” stated Ben Moreland, Chief Financial Officer of Crown Castle. “While the comparison of recurring cash flow per share for the first quarter 2007 to the first quarter 2006 was negatively impacted by the short-term dilutive effect of borrowings to reduce actual and potential shares outstanding, we believe the actions we have taken will deliver long-term growth in this measure consistent with our long-term objectives. Further, although the comparisons of revenue and Adjusted EBITDA to prior period results are not comparable given the impact of the Merger, we believe the comparison of recurring cash flow per share will be useful in analyzing our future results as it includes operating results, the full capital cost of the Merger and the $2.0 billion we have spent since 2003 on purchases of our securities to reduce fully diluted common shares outstanding. As illustrated by the implicit growth in the recurring cash flow per share in our 2007 outlook for the second half of 2007, we believe the combination of our management’s operation of these towers and our efficient capital structure positions us very well to realize our long-term objective of growing annual recurring cash flow per share 20% to 25%.”

OUTLOOK
The following Outlook tables are based on current expectations and assumptions. The Outlook tables include the expected impact of the Merger on our results from January 12, 2007 to December 31, 2007 and assume a US dollar to Australian dollar exchange rate of 0.75 US dollars to 1.00 Australian dollars. In addition, the second quarter 2007 outlook includes an expected second quarter increase in Australia site rental revenue from an annual payment of approximately $2 million related to an agreement with one of our customers in Australia. Further, consistent with prior years, Crown Castle expects a seasonal increase of repair and maintenance expense of approximately $3.5 million in the second quarter of 2007 from the first quarter of 2007.
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission (“SEC”).
The following tables set forth Crown Castle’s current Outlook for the second quarter of 2007 and full year 2007:

(in millions, except per share amounts)	Second Quarter 2007	Full Year 2007
Site rental revenue	$316 to $321	$1,265 to $1,280
Site rental cost of operations	$115 to $120	$440 to $450
Site rental gross margin	$199 to $204	$820 to $830
Adjusted EBITDA	$175 to $180	$735 to $750
Interest expense and amortization of deferred financing costs (inclusive of approximately $5.6 million and $23 million, respectively, from non-cash expense)	$88 to $90	$346 to $351
Sustaining capital expenditures	$6 to $8	$19 to $23
Recurring cash flow	$80 to $85	$365 to $375
Net loss after deduction of dividends on preferred stock	$(66) to $(29)	$(213) to $(100)
Net loss per share*	$(0.23) to $(0.10)	$(0.76) to $(0.36)
*Based on 281.6 million shares outstanding as of March 31, 2007.

PRO FORMA CONSOLIDATED RESULTS
The following table provides investors with additional information on business trends and does not purport to represent what the actual consolidated results of operations would have been for the quarters ended March 31, 2007 and March 31, 2006, nor are they necessarily indicative of future consolidated results. The pro forma consolidated results are presented for illustrative purposes only and do not reflect the realization of potential cost savings and any related integration costs. The following table contains pro forma Crown Castle results for the quarters ended March 31, 2006 and March 31, 2007, assuming the Merger was completed on January 1 for the periods presented below. As such, these results reflect adjustments to straight-line revenue and straight-line ground lease expense.
(in millions)	Pro Forma Results Q1 2007	Pro Forma Results Q1 2006
Site rental revenue	$315.5	$285.5
Site rental cost of operations	$113.4	$101.5
Site rental gross margin	$202.0	$184.0

CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Thursday, May 3, 2007, at 10:30 a.m. eastern time to discuss the first quarter 2007 results and Crown Castle’s Outlook. Please dial 303-205-0055 and ask for the Crown Castle call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available from 1:30 p.m. eastern time on Thursday, May 3, 2007 through 11:59 p.m. eastern time on Thursday, May 10, 2007 and may be accessed by dialing 303-590-3000 using passcode 11088623#. An audio archive will also be available on Crown Castle’s website at http://www.crowncastle.com shortly after the call and will be accessible for approximately 90 days.
Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle offers significant wireless communications coverage to 91 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 22,000 and over 1,400 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit http://www.crowncastle.com.

Summary of Non-Cash Amounts in Tower Gross Margin
In accordance with applicable accounting standards, Crown Castle recognizes site rental revenues and ground lease expenses monthly on a straight-line basis, regardless of whether the receipts and payments are in equal monthly amounts. An agreement, related to an acquisition in Australia, provides the seller with a rent-free period at the beginning of the lease term, and other agreements call for rent to be prepaid for a specified period. If and to the extent the payment terms call for fixed escalations (as in fixed dollar or fixed percentage increases), the effect of such increases is recognized on a straight-line basis over the appropriate lease term. As a result of this accounting method, a portion of the revenue and expense recognized in a given period represents cash collected or paid in other periods.

A summary of the non-cash portions of our site rental revenue, ground lease expense, stock-based compensation for those employees directly related to U.S. tower operations, and resulting impact on site rental gross margins is as follows:

(in thousands)	For the Three Months Ended March 31, 2007
Non-cash portion of site rental revenues
attributable to straight-line recognition of revenues	$10,613

Non-cash portion of ground lease expense
attributable to straight-line recognition of expenses	(9,855)

Non-cash stock-based compensation charges	(66)

Non-cash impact on site rental gross margin	$692

Non-GAAP Financial Measures
This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, integration costs, depreciation, amortization and accretion, losses on purchases and redemptions of debt, interest and other income (expense), interest expense and amortization of deferred financing costs, benefit (provision) for income taxes, minority interests, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation charges. Adjusted EBITDA is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP)).

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or term of an asset. Recurring cash flow is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with GAAP). Recurring cash flow per share is not intended to be an alternative measure of earnings per share.

Adjusted EBITDA and recurring cash flow are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations. Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies, including companies in the tower industry and in the historical financial statements of Global Signal. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:

Adjusted EBITDA, recurring cash flow and recurring cash flow per share for the quarters ended March 31, 2007 and March 31, 2006 are computed as follows:

	For the Three Months Ended
	March 31, 2007	March 31, 2006
(in thousands, except per share amounts)
Net income (loss)	$(42,891)	$(6,722)
Asset write-down charges	1,352	335
Integration costs (inclusive of stock-based compensation charges)	8,848	—
Depreciation, amortization and accretion	138,693	72,091
Interest and other income (expense)	(3,299)	1,336
Interest expense and amortization of deferred financing costs	82,015	32,260
Benefit (provision) for income taxes	(22,162)	616
Minority interests	(217)	(911)
Income (loss) from discontinued operations, net of tax	—	(5,657)
Stock-based compensation charges (exclusive of charges included in integration costs)	4,919	3,514
Adjusted EBITDA	$167,258	$96,862
Less: Interest expense and amortization of deferred financing costs	82,015	32,260
Less: Sustaining capital expenditures	2,844	1,917
Recurring cash flow	$82,399	$62,685
Weighted average common shares outstanding	273,456	214,473
Recurring cash flow per share	$0.30	$0.29

Adjusted EBITDA and recurring cash flow for the quarter ending June 30, 2007 and the year ending December 31, 2007 are forecasted as follows:

(in millions)	Q2 2007 Outlook	Full Year 2007 Outlook
Net income (loss)	$(61) to $(24)	$(192) to $(79)
Adjustments to increase (decrease) net income (loss):
Restructuring charges (credits) (inclusive of stock-based compensation charges)	—	—
Asset write-down charges	$2 to $4	$5 to $10
Integration costs (inclusive of stock-based compensation charges)	$7 to $10	$24 to $33
Depreciation, amortization and accretion	$132 to $142	$530 to $570
Losses on purchases and redemptions of debt	—	—
Interest and other income (expense)	$(2) to $0	$(5) to $(2)
Interest expense and amortization of deferred financing costs (inclusive of approximately $5.6 million and $23 million, respectively, from non-cash expense)	$88 to $90	$346 to $351
Benefit (provision) for income taxes	$(27) to $(17)	$(89) to $(59)
Minority interests	$(1) to $0	$(2) to $0
Income (loss) from discontinued operations, net of tax	—	—
Stock-based compensation charges (exclusive of amounts included in restructuring charges (credits) and integration costs)	$5 to $7	$20 to $24
Adjusted EBITDA	$175 to $180	$735 to $750
Less: Interest expense and amortization of deferred financing costs (inclusive of approximately $5.6 million and $23 million, respectively, from non-cash expense)	$88 to $90	$346 to $351
Less: Sustaining capital expenditures	$6 to $8	$19 to $23
Recurring cash flow	$80 to $85	$365 to $375

Other Calculations:
Sustaining capital expenditures for the quarters ended March 31, 2007 and March 31, 2006 is computed as follows:

	For the Three Months Ended
(in thousands)	March 31, 2007	March 31, 2006
Capital Expenditures	$47,179	$22,066
Less: Revenue enhancing on existing sites	11,021	7,950
Less: Land purchases	26,033	4,576
Less: New site construction	7,281	7,623
Sustaining capital expenditures	$2,844	$1,917

Site rental gross margin for the quarter ending June 30, 2007 and for the year ending December 31, 2007 is forecasted as follows:
(in millions)	Q2 2007 Outlook	Full Year 2007 Outlook
Site rental revenue	$316 to $321	$1,265 to $1,280
Less: Site rental cost of operations	$115 to $120	$440 to $450
Site rental gross margin	$199 to $204	$820 to $830

Cautionary Language Regarding Forward-Looking Statements
This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections, Outlook and estimates regarding (i) integration of the Global Signal assets, including the timing thereof, (ii) the potential impact and benefits of borrowings, share purchases and the Merger, including the Merger synergies, (iii) leasing demand for space on our towers, (iv) the utility of certain financial measures in analyzing our results, (v) currency exchange rates, (vi) site rental revenue, (vii) site rental cost of operations, (viii) site rental gross margin, (ix) Adjusted EBITDA, (x) interest expense and amortization of deferred financing costs, (xi) sustaining capital expenditures, (xii) recurring cash flow (including recurring cash flow per share) and (xiii) net loss (including net loss per share). Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

➢	The Merger may cause disruptions in our business, which may have an adverse effect on our business and financial results.
➢	The assets of Global Signal acquired in the Merger may not perform as expected, which may have an adverse effect on our business, financial condition or results of operations.
➢	The integration of Global Signal is expected to result in substantial expenses and may present significant challenges.
➢
Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand, including a slow down attributable to wireless carrier consolidation or by the sharing of networks by wireless carriers.

➢	The loss or consolidation of, network sharing among, or financial instability of any of our limited number of customers may materially decrease revenues.
➢	Our substantial level of indebtedness may adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.
➢
An economic or wireless telecommunications industry slowdown may materially and adversely affect our business (including reducing demand for our towers and network services) and the business of our customers.

➢	We operate in a competitive industry, and some of our competitors have significantly more resources or less debt than we do.
➢	Technology changes may significantly reduce the demand for tower leases and negatively impact the growth in our revenues.
➢	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.
➢	We generally lease or sublease the land under our towers and may not be able to extend these leases.

➢	We may need additional financing, which may not be available, for strategic growth opportunities.
➢
Modeo’s business has certain risk factors different from our core tower business, including an unproven business model, and may fail to operate successfully and produce results that are less than anticipated. In addition, Modeo’s business may require additional financing which may not be available.

➢
FiberTower’s business has certain risk factors different from our core tower business (including an unproven business model and the Risk Factors set forth in its SEC filings) and may produce results that are less than anticipated, resulting in a write off of all or part of our investment in FiberTower. In addition, FiberTower’s business may require additional financing which may not be available.

➢	Laws and regulations, which may change at any time and with which we may fail to comply, regulate our business.
➢	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.
➢	We are heavily dependent on our senior management.
➢	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.
➢	We may suffer from future claims if radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects.
➢
Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

➢	Disputes with customers and suppliers may adversely affect results.
➢	We may suffer losses due to exposure to changes in foreign currency exchange rates relating to our operations outside the U.S.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC.

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) AND OTHER FINANCIAL DATA (in thousands, except per share data)
	Three Months Ended March 31,
	2007	2006
Net revenues:
Site rental	$299,792	$161,897
Network services and other	15,917	20,768
Total net revenues	315,709	182,665
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	106,595	49,690
Network services and other	11,773	13,786
Total costs of operations	118,368	63,476
General and administrative	33,817	24,163
Corporate development	1,185	1,678
Asset write-down charges	1,352	335
Integration costs	8,848	—
Depreciation, amortization and accretion	138,693	72,091
Operating income (loss)	13,446	20,922
Interest and other income (expense)	3,299	(1,336)
Interest expense and amortization of deferred financing costs	(82,015)	(32,260)
Income (loss) from continuing operations before income taxes and minority interests	(65,270)	(12,674)
Benefit (provision) for income taxes	22,162	(616)
Minority interests	217	911
Income (loss) from continuing operations	(42,891)	(12,379)
Income (loss) from discontinued operations, net of tax	—	5,657
Net income (loss)	(42,891)	(6,722)
Dividends on preferred stock .	(5,201)	(5,201)
Net income (loss) after deduction of dividends on preferred stock	$(48,092)	$(11,923)

Per common share - basic and diluted:
Income (loss) from continuing operations	$(0.18)	$(0.08)
Income (loss) from discontinued operations	—	0.02
Net income (loss)	$(0.18)	$(0.06)

Weighted average common shares outstanding - basic and diluted	273,456	214,473

Adjusted EBITDA	$167,258	$96,862

Stock-based compensation expenses:
Site rental cost of operations	$66	$16
Network services and other cost of operations	69	20
General and administrative	5,241	3,290
Corporate development	(457)	188
Integration costs	631	—
Total	$5,550	$3,514

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (in thousands)
	March 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$124,536	$592,716
Restricted cash	159,579	115,503
Receivables, net of allowance for doubtful accounts	25,863	30,774
Prepaid expenses and other current assets	100,492	61,034
Total current assets	410,470	800,027
Restricted cash	5,000	5,000
Deferred site rental receivable	107,254	98,527
Available-for-sale securities	136,772	154,955
Property and equipment, net	5,140,944	3,246,446
Goodwill	1,954,047	391,448
Other intangible assets, net	2,776,510	225,295
Deferred financing costs and other assets, net of accumulated amortization	97,112	84,470
	$10,628,109	$5,006,168

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,512	$18,545
Deferred rental revenues and other accrued liabilities	225,782	182,250
Short-term debt and current maturities of long-term debt	6,500	—
Total current liabilities	259,794	200,795
Long-term debt, less current maturities	5,989,741	3,513,890
Deferred income tax liability	256,673	—
Other liabilities	291,112	193,279
Total liabilities	6,797,320	3,907,964
Minority interests	27,504	29,052
Redeemable preferred stock	313,103	312,871
Stockholders’ equity	3,490,182	756,281
	$10,628,109	$5,006,168

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (in thousands)
	Three Months Ended March 31,
	2007	2006

Cash flows from operating activities:

Net income (loss)	$(42,891)	$(6,722)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	138,693	72,091
Deferred income tax (benefit) provision	(22,906)	19
Other adjustments	11,903	2,240
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(33,166)	(11,935)
Decrease (increase) in assets	(2,877)	(5,428)
Net cash provided by (used for) operating activities	48,756	50,265

Cash flows from investing activities:
Proceeds from investments and disposition of property and equipment	2,536	611
Payments for acquisitions (net of cash acquired)	(489,477)	—
Payments for capital expenditures	(47,179)	(22,066)
Investments and loans	—	(1,000)
Net cash provided by (used for) investing activities	(534,120)	(22,455)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	650,000	—
Proceeds from issuance of capital stock	5,576	9,340
Purchases of common stock	(600,709)	(3,030)
Incurrence of financing costs	(6,062)	(156)
Net decrease (increase) in restricted cash	(27,112)	(2,321)
Dividends on preferred stock	(4,969)	(4,969)
Net cash provided by (used for) financing activities	16,724	(1,136)

Effect of exchange rate changes on cash	460	(308)
Cash flows from discontinued operations	—	5,657
Net increase (decrease) in cash and cash equivalents	(468,180)	32,023
Cash and cash equivalents at beginning of period	592,716	65,408
Cash and cash equivalents at end of period	$124,536	$97,431

Supplemental disclosure of cash flow information:
Interest paid	$67,651	$29,847
Income taxes paid	393	109

CROWN CASTLE INTERNATIONAL CROP.
Summary Fact Sheet
(in $ thousands)

	Quarter Ended 6/30/06
	CCUSA	CCAL	EB	CCIC
Revenues
Site Rental	154,491	14,669	-	169,160
Services	22,696	1,920	-	24,616
Total Revenues	177,187	16,589	-	193,776

Operating Expenses
Site Rental	46,310	4,175	442	50,927
Services	14,867	1,013	-	15,880
Total Operating Expenses	61,177	5,188	442	66,807

General & Administrative	23,026	2,799	-	25,825

Operating Cash Flow	92,984	8,602	(442)	101,144

Corporate Development	489	-	2,197	2,686

Add: Stock-Based Compensation (exclusive of	4,835	171	374	5,380
charges included in restructuring charges and
integration costs)

Adjusted EBITDA	97,330	8,773	(2,265)	103,838

	Quarter Ended 6/30/07
	CCUSA	CCAL	EB	CCIC
Gross Margins:
Site Rental	70%	72%	N/M	70%
Services	34%	47%	N/M	35%

Operating Cash Flow Margins	52%	52%	N/M	52%

Adjusted EBITDA Margin	55%	53%	N/M	54%

	Quarter Ended 9/30/06
	CCUSA	CCAL	EB	CCIC
Revenues
Site Rental	166,620	12,375	-	178,995
Services	19,994	1,950	-	21,944
Total Revenues	186,614	14,325	-	200,939

Operating Expenses
Site Rental	50,484	4,151	626	55,261
Services	14,044	691	-	14,735
Total Operating Expenses	64,528	4,842	626	69,996

General & Administrative	20,363	2,595	-	22,958

Operating Cash Flow	101,723	6,888	(626)	107,985

Corporate Development	518	-	1,957	2,475

Add: Stock-Based Compensation (exclusive of	3,710	254	765	4,729
charges included in restructuring charges and
integration costs)

Adjusted EBITDA	104,915	7,142	(1,818)	110,239

	Quarter Ended 9/30/06
	CCUSA	CCAL	EB	CCIC
Gross Margins:
Site Rental	70%	66%	N/M	69%
Services	30%	65%	N/M	33%

Operating Cash Flow Margins	55%	48%	N/M	54%

Adjusted EBITDA Margin	56%	50%	N/M	55%

	Quarter Ended 12/31/06
	CCUSA	CCAL	EB	CCIC
Revenues
Site Rental	172,801	13,871	-	186,672
Services	22,636	1,533	-	24,169
Total Revenues	195,437	15,404	-	210,841

Operating Expenses
Site Rental	51,899	3,840	837	56,576
Services	15,246	860	-	16,106
Total Operating Expenses	67,145	4,700	837	72,682

General & Administrative	19,935	2,870	-	22,805

Operating Cash Flow	108,357	7,834	(837)	115,354

Corporate Development	454	-	1,488	1,942

Add: Stock-Based Compensation (exclusive of	3,026	242	(173)	3,095
charges included in restructuring charges and
integration costs)

Adjusted EBITDA	110,929	8,076	(2,498)	116,507

	Quarter Ended 12/31/06
	CCUSA	CCAL	EB	CCIC
Gross Margins:
Site Rental	70%	72%	N/M	70%
Services	33%	44%	N/M	33%

Operating Cash Flow Margins	55%	51%	N/M	55%

Adjusted EBITDA Margin	57%	52%	N/M	55%

	Quarter Ended 3/31/07
	CCUSA	CCAL	EB	CCIC
Revenues
Site Rental	284,752	15,040	-	299,792
Services	14,146	1,771	-	15,917
Total Revenues	298,898	16,811	-	315,709

Operating Expenses
Site Rental	101,033	4,717	845	106,595
Services	10,650	1,123	-	11,773
Total Operating Expenses	111,683	5,840	845	118,368

General & Administrative	30,148	3,669	-	33,817

Operating Cash Flow	157,067	7,302	(845)	163,524

Corporate Development	920	-	265	1,185

Add: Stock-Based Compensation (exclusive of	4,223	1,333	(637)	4,919
charges included in restructuring charges and
integration costs)

Adjusted EBITDA	160,370	8,635	(1,747)	167,258

	Quarter Ended 3/31/07
	CCUSA	CCAL	EB	CCIC
Gross Margins:
Site Rental	65%	69%	N/M	64%
Services	25%	37%	N/M	26%

Operating Cash Flow Margins	53%	43%	N/M	52%

Adjusted EBITDA Margin	54%	51%	N/M	53%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:
(in $ thousands)

	Quarters Ended
	6/30/2006	9/30/2006	12/31/2006	3/31/2007
Net income (loss)	$(13,335)	$(15,561)	$(6,275)	$(42,891)
Restructuring charges (credits)	-	-	(391)	-
Asset write-down charges	1,522	948	140	1,352
Integration costs	-	-	1,503	8,848
Depreciation, amortization and accretion	69,374	72,161	71,618	138,693
Losses on purchases and redemptions of debt	740	437	4,666	-
Interest and other income (expense)	2,199	985	(2,891)	(3,299)
Interest expense, amortization of deferred
financing costs	37,455	46,450	46,163	82,015
Benefit (provision) for income taxes	507	575	(855)	(22,162)
Minority interests	(4)	(485)	(266)	(217)
Stock-based compensation (exclusive of charges
included in restructuring charges and
integration costs)	5,380	4,729	3,095	4,919
Adjusted EBITDA	$103,838	$110,239	$116,507	$167,258

CCI FACT SHEET Q1 2006 TO Q1 2007
$ in thousands

	Q1 '06		Q1 '07		% Change
CCUSA
Site Rental Revenue	$150,138		$284,752		90%
Ending Sites	11,073		22,264		101%

CCAL
Site Rental Revenue	$11,759		$15,040		28%
Ending Sites	1,385		1,438		4%

Emerging Businesses
Site Rental Revenue	-		-		N/A
Ending Sites	-		-		N/A

TOTAL CCIC
Site Rental Revenue	$161,897		$299,792		85%
Ending Sites	12,458		23,702		90%

Ending Cash and Cash Equivalents	$97,431	*	$124,536	*

Debt
Bank Debt	$295,000		$650,000
Securitized Debt & Other Notes	$1,975,586		$5,346,241
6 1/4% Convertible Preferred Stock	$312,175		$313,103
Total Debt	$2,582,761		$6,309,344

Leverage Ratios
Net Bank Debt + Bonds / EBITDA	5.6X		8.8X
Total Net Debt / EBITDA	6.4X		9.2X
Last Quarter Annualized Adjusted EBITDA	$387,448		$669,032

*Excludes Restricted Cash